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                                                               EXHIBIT 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 2003 except for Note 4 as to which the date is March 25, 2003 on the consolidated financial statements of Pharmion Corporation and to the use of our report date August 14, 2003 on the consolidated financial statements of Gophar in Amendment No. 2 to the Registration Statement (Form S-1 No. 33-108122) and related Prospectus of Pharmion Corporation for the registration of 6,900,000 shares of its common stock.


                                                      /s/ ERNST & YOUNG LLP



Denver, Colorado
October 15, 2003